UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

HPS Real Assets Lending Company LP

(Exact name of Registrant as specified in Its Charter)

Delaware	000-056811	39-4607136
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

August 2026 Distributions

On August 31, 2026, HPS Real Assets Lending Company LP (the “Company”) declared distributions for each class of its limited partnership interests (the “Shares”) for both HPS Real Assets Lending Company LP- Series I (“Series I”) and HPS Real Assets Lending Company LP- Series II (“Series II”) in the amounts per share set forth below:

	Distributions
Class	Series I	Series II
I Shares	$0.0813	$0.1035
D Shares	$0.0783	$0.0997
S Shares	$0.0712	$0.0907
F-I Shares	$0.0813	$0.1035
F-D Shares	$0.0783	$0.0997
F-S Shares	$0.0712	$0.0907
E Shares	$0.0813	$0.1035

The distributions for each class of Shares are payable to shareholders of record as of August 31, 2026 and will be paid on or about September 30, 2026.

These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Company’s distribution reinvestment program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Real Assets Lending Company LP

Date: September 03, 2026	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)